Lloyds TSB
Commercial
----------
Lloyds TSB Commercial
Berkshire
Lloyds TSB Bank plc
1/2 Market Place
Reading
Berkshire
RG1 2EQ
Telephone 0118 950 7045
Facsimile 0118 950 2402


The Directors
Evans & Sutherland Computer Limited
2 Horsham Gates
North Street
HORSHAM
West Sussex RH13 5PJ
15th June 2000

Dear Sirs

OVERDRAFT FACILITY

We Lloyds TSB Bank plc (the "Bank") are pleased to offer to Evans & Sutherland Computer Limited an overdraft facility in such foreign currencies and on such accounts as we may from time to time agree on the following terms and conditions.

Amount
The maximum aggregate amount outstanding under the facility at any time (calculated on the basis of cleared funds) shall not exceed USD 3,000,000 although prior to 1st August 2000 excesses will be permitted provided that the maximum aggregate amount owing at any time does not exceed USD 5,000,000.

For the purpose of determining whether the total amount owing is at any particular time within or in excess of the agreed limit, amounts owing in a currency other than US Dollars shall be notionally converted into US Dollars on the basis of the Bank's exchange rate for buying that currency with US Dollars at that time.

Availability
Any amounts from time to time owing under the facility are repayable on demand but it is the Bank's present intention to make the facility available until 30th November 2000. All moneys from time to time owing to the Bank under the facility shall be repaid no later than this date or such later date as may from time to time be advised in writing by the Bank. The amounts owing at any time may include interest or costs debited to one or more of the accounts in accordance with the terms of this letter.

The Bank shall have the right at the time of making demand or at any time thereafter to convert all amounts then due and payable under the facility into sterling at the Bank's exchange rate for selling that currency against sterling at that time. The Bank shall as soon as possible after such conversion advise you of the sterling amount then owing.

Interest
Interest is calculated on the cleared daily balance of each account and will be payable on amounts owing up to the aforesaid limit at 1.75% per annum over the Bank's short term offered rate from time to time for the relevant currency.

Continuation of a letter from
Lloyds TSB Bank plc to:
Evans & Sutherland Computer Limited

                                       2

If at any time the Bank allows the amounts owing to exceed the agreed limit, interest will be payable on the excess at the Bank's unauthorised currency borrowing rate from time to time (currently 12% per annum above the Bank's relevant short term offered rate) for such currency or currencies as the Bank shall determine.

Interest will be debited to the relevant account or, in the case of interest calculated in accordance with the previous paragraph, to such account as the Bank shall determine, semi-annually in arrears (normally on the l0th of June and December). Interest may also be debited on the date upon which the facility ceases to be available.

The Bank's short term offered rate for each currency may vary from day to day and upon request the Bank will advise you of the rates then applicable.

Interest will be calculated on the basis of the actual number of days elapsed and a 360 day year or a 365 day year as is in the Bank's reasonable opinion usual market practice for the relevant currency.

Costs and Charges
A 30 sterling pound semi-annual charges will be payable on each currency account in March and September.

An arrangement fee of USD 11,250 is payable. This will be debited to your USD account number 11119338 in the next few days.

All costs and expenses incurred by the Bank in creating, preserving or enforcing the security referred to below shall be debited to.

Security
It is a condition of the facility that amounts owing shall be secured by the following. Any security which is not already in place is to be provided to the Bank in a form acceptable to the Bank and, if so requested by the Bank, shall be accompanied by evidence of the value of the security. (a) an all moneys joint and several guarantee from Evans and Sutherland Computer Corporation for a principal amount of USD 5,000,000 plus interest and other costs as detailed in the guarantee, (b) a letter of negative pledge from you, (c) a letter of set off dated 23rd April 1996 from you, and (d) a standby letter of credit dated 2nd October 1997 from US Bank of Utah for (pound) 1,000,000.

Financial  Information
Whilst the facility remains available you should provide to the Bank as soon as possible after the end of the period to which they relate copies of any financial infom1ation that the Bank may from time to time reasonably request, including. (a) your audited annual accounts within 210 days of the end of your financial year , (b) your quarterly management accounts within 45 days of the end of each quarter, and (c) the quarterly 10-Q reports of Evans and Sutherland Computer Corporation within 60 days of the end of each quarter and the annual 10-K reports of Evans and Sutherland Computer Corporation within 120 days of the end of their financial year.

Continuation of a letter from
Lloyds TSB Bank plc to:
Evans & Sutherland Computer Limited

                                       3

You should also provide to the Bank, at least 10 days prior to the commencement of each month, copies of your cash flows and budgets for the month then commencing.

The figures so provided should demonstrate that:(i) your profit before taxation and interest paid and payable is equal to or greater than 300% of the total interest paid and payable, (ii) your profit before taxation and interest paid and payable is equal to or greater than 4% of the your turnover and, (iii) no dividends have been paid or are payable.

Other Terms of Offer
This letter is for the benefit of the contracting parties only and shall not confer any benefit on or be enforceable by a third party.

Please confirm your acceptance of the facility offered by returning the attached duplicate of this letter with the acknowledgement signed in accordance with the bank mandate currently held by the Bank. If such confirmation is not received by the Bank (at the address given at the heading of this letter) by 15th July 2000 the offer will lapse.

Yours faithfully
For and on behalf of Lloyds TSB Bank plc

/s/ R. Wood
James A Riddall
Manager
Lloyds TSB Commercial


We hereby acknowledge and accept the terms of your offer dated 15th June 2000 of which this is a duplicate and agree all the terms and conditions therein contained.

In accepting this letter we confirm that neither the execution by us of this letter nor the utilisation by us of the facility being made available will conflict with or breach any requirement or limitation set out in our Memorandum and Articles of Association. For and on behalf of Evans & Sutherland Computer Limited (company registered number no 1750202)



Signed  by      /s/ Stuart J. Anderson          /s/ David J. Rushton
                date 19 June 2000               date 19 June 2000


This letter creates legal obligations. Before signing you may wish to take independent advice.

Board Resolution
EVANS & SUTHERLAND COMPUTER LIMITED

EXTRACT from the Minutes of a Meeting of the Board of Directors of the above named Company duly convened and held on 19 June 2000 at 2 Horsham Gates.

1.   Opening formalities

1.1  It was noted that a quorum was present.

2.   Transaction and tabled documents

2.1 The Chairman reported that in connection with banking facilities granted or to be granted by Lloyds TSB Bank plc (the "Bank") to the Company, the Bank required the Company to execute and deliver to the Bank an Undertaking in the form of a Letter of Negative Pledge in the form produced to the meeting.

2.2 It was explained that the meeting had been called for the purpose of considering, and if thought fit, approving the execution of the Undertaking in the form of a Letter of Negative Pledge.

3.   Disclosure of interests

3.1 All the Directors present confirmed that they were not in any way, whether directly or indirectly, interested in the creation of the proposed security.

4.   Consideration  of the relevant  matters

4.1 The directors carefully considered the terms of the proposed security and unanimously decided that for the purpose of carrying on the business of the Company it would be in the commercial interests of and to the benefit of the Company to give the Bank the security which it required.

5.   Resolutions

     IT WAS UNANIMOUSLY RESOLVED THAT:

5.1 the form of the Undertaking in the form of a Letter of Negative Pledge now produced to the meeting be and the same is hereby approved;

5.2 the Common Seal of the Company be affixed to the Undertaking in the form of a Letter of Negative Pledge and duly witnessed in the presence of any two directors or anyone director and the Secretary of the Company or that any two directors or anyone director and the Secretary of the Company be authorised to execute the security without affixing the Common Seal;

5.3 any one director or the Secretary of the Company be and is hereby authorised to do all such other things and to execute or to cause the execution of all such other documents as he may in his absolute and unfettered discretion think fit in connection with the facilities granted or to be granted by the Bank and/or in connection with the documents;

5.4 (without prejudice to the authority of any other person to do so) the Bank or its agent is hereby irrevocably authorised to date the security on behalf of the Company at any time after the security shall have been received by the Bank or its agent; and

5.5 the foregoing resolutions do not in any way prejudice or affect the instructions to the Bank contained in resolutions of the board constituting the Company's bank mandate.

6.   Certificate

     IT IS HEREBY  CERTIFIED  THAT:

6.1 the foregoing is a true extract from the minutes of a meeting of the board of directors of the Company;

6.2 the resolutions set out in the extract were duly passed in accordance with the Memorandum and Articles of Association of the Company;

6.3 the passing of the resolutions and the completion of the transactions thereby contemplated do not, and will not, contravene any provision of the Memorandum and Articles of Association of the Company or of any trust deed, bond, mortgage, charge, contract, loan agreement, facility letter or other instrument binding upon the Company or its directors.





/s/ Stuart J. Anderson      /s/ Mike Wright          /s/ David J. Rushton
-----------------------     --------------------     -------------------
CHAIRMAN                    SECRETARY                DIRECTOR

NEGATIVE PLEDGE

TO: Lloyds TSB Bank plc
19th June 2000

In consideration of your granting or continuing to grant from time to time advances or other banking facilities and accommodation to us and/or anyone or more of our subsidiaries (within the meaning given to subsidiary undertaking in Section 258 of the Company Act 1985) for the time being, we hereby agreed that we will not and, we will procure that none of our subsidiary undertakings for the time being will, without your prior written consent:

(a) materially change the nature of our or their business as now conducted; or

(b) create or permit to subsist or arise any mortgage, charge, pledge, or lien or any other security interest or encumbrance ( other than a lien arising solely by operation of law in the ordinary course of business and those encumbrances disclosed to you in writing prior to the date hereof) over any of our , or such subsidiary's present or future undertaking, property, revenue or assets; or

(c) permit to extend or increase the amount secured by any mortgage charge pledge or lien or any other security interest or encumbrance existing at and, disclosed to you in writing prior to, the date hereof; or

(d) enter into or permit to subsist any transaction which, in legal terms, is not a secured borrowing but which has or could have an economic or a commercial or financial effect similar to that of a secured borrowing; or

(e) part with, sell, transfer, lease or otherwise dispose of ( or attempt or agree to do any such thing) the whole or any material part of our or such subsidiary's undertaking, property, revenue or assets ( either by a single transaction or a number of transactions whether related or not) other than for full value on an arm's length basis and in the ordinary course of business as now conducted; or

(f) factor or otherwise assign or deal with any book or other debts or securities for money now and from time to time due or owing to us or them otherwise than by getting in and realising the same in the ordinary course of trading as now conducted; or

(g) save in respect of trade debts incurred in the ordinary course of business as now conducted give any guarantee or indemnity or any other form of undertaking or warranty to or for the benefit of, or lend any moneys to, any person.



/s/ Darren Cosshall
------------------------------
FOR AND ON BEHALF OF
EVANS & SUTHERLAND COMPUTER LTD


TO: Lloyds TSB Bank plc
19th June 2000


With reference to the above undertaking and for the consideration therein mentioned we jointly and severally agree that we will not do or suffer anything to be done which will be a breach of the express terms or of the spirit of the above undertaking and that in the event of any new directors of the company being appointed we shall use our best endeavours to obtain from such new directors their joint and several agreement to be similarly personally bound by this undertaking.


David J. Rushton                     Stuart J. Anderson

/s/ David J. Rushton                 /s/ Stuart J. Anderson
----------------------               ----------------------
Commercial Director                  Managing Director